Exhibit 99.1

May 5, 2021

Dear Fellow Shareholders:

The momentum that we had at the end of 2020 has carried into 2021 as we continue to benefit from strong execution and some significant tailwinds, producing the following positive results:

For Q1 2021:

•	GAAP Revenue grew 69% to approximately $53 million; Adjusted Revenue grew 85% to approximately $59 million.
•	Net income was approximately $2 million; Adjusted Net Income was approximately $14 million. Adjusted EBITDA grew 123% to approximately $19 million. Adjusted EBITDA margin was 33%.
•	GAAP Gross margin was 70%; Adjusted Gross Margin was 75%.
•	Longer-Term Contracts represented 42% of revenue.
•	Free Cash Flow was $12.6 million, representing 66% of Adjusted EBITDA.

We continue to benefit from some healthy tailwinds. The overriding megatrend continues to be that our customers are continuing their transition to modernize their sales and marketing organizations through the use of data. We continue to benefit from being a leading provider of first-party purchase intent data in our market.  Priority Engine revenue growth was adversely affected by the pandemic in 2020, but we started to see a return to healthier bookings growth in Q1. While Priority Engine revenue only grew 7% in Q1, we expect Priority Engine revenue to grow 15% or better for the rest of the year. We are optimistic that as companies return to working in their offices that we will be able to sell more Priority Engine subscriptions to new customers, especially to smaller companies that we believe will see the value in the enhancements we have made to the sales use case.

A second tailwind is our customer’s focus on privacy issues, especially the announcement by Google that they will be eliminating the use of third-party cookies at the end of 2021. We believe our customers value that our audience is permission-based and that our purchase intent data is first party as it’s derived from activity on our owned and operated websites. This trend is also benefitting our lead generation and branding business as customers are adjusting where they are investing their budgets accordingly. This is clearly showing up in our international business as those customers tend to be more sensitive to privacy issues.

A third tailwind is face-to-face event budgets being transitioned online. The cancelation of face-to-face events due to the pandemic massively accelerated that already ongoing trend. Again, this is one of the reasons that our international revenue growth was so healthy because face-to-face events typically were a larger percentage of international marketing budgets then in North America. This trend helped out our lead generation business, but it is also a very significant driver of growth for BrightTALK, our webinar business.

We have owned BrightTALK for a little more than 4 months and we’re off to a good start. The business is  hitting the revenue and margin we assumed in making the acquisition. Our teams are working together closely to create short-term and long-term integration wins. Our guiding principle is that BrightTALK was performing very well as an independent company and we do not want to disrupt its momentum. We are tackling some of the low hanging fruit by integrating our webinar product offering, leveraging TechTarget’s independent content producers on the BrightTALK platform, working through our plans to ultimately leverage BrightTALK’s proprietary, first party purchase intent data in Priority Engine and cross-selling our combined set of solutions to customers that currently only utilize one of our platforms.

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In our last shareholder letter, we stated that we would provide some additional transparency around customer revenue retention and our ability to expand revenue from our customers so investors can better assess our total addressable market (“TAM”) and growth prospects. Here are 4 new metrics that will help accomplish that objective:

1.

1,585 and 1,399 total customers in 2020 and 2019, respectively. One of our growth drivers is our ability to win new logos, especially among the long tail of SMB technology vendors. Our ability to increase this number will bode well for our growth prospects because we have a good track record of growing revenue with repeat customers.  We have identified over 10,000 prospective customers.

2.

225 and 221 customers who spent $100,000 or more in 2020 and 2019, respectively. One of our growth drivers is our ability to sell to enterprise accounts. Our ability to increase this number demonstrates the large size of our TAM.

3.

25 and 22 customers who spent $1 million or more in 2020 and 2019, respectively. We also measure success by our ability to expand existing customers into major accounts spending over $1 million per year. This is a testament to our being able to closely partner with large organizations and scale revenue.

4.

Net Annual Revenue Retention of 120% and 115% in 2020 and 2019, respectively. We measured this as the total GAAP revenue from all our customers at the end of the year divided by the total GAAP revenue generated by the same group of customers at the end of the prior year. This metric speaks to our ability to expand customer relationships.

We will continue to report on the amount of revenue that is recognized under Longer-Term Contracts. In Q1, 42% of revenue was delivered on this basis, which is a record for the company. For much of last year, we saw many companies hesitant to commit to longer term subscriptions for a new service. While it is too early to definitively say that issue is in our past, we saw some encouraging signs in Q1. Additionally, this metric was helped by BrightTALK, whose core offering is an annual subscription to host a webinar channel on BrightTALK.com. Many BrightTALK customers also purchase promotion of their webinar channels on an annual basis. Our long-term goal is to achieve more than 50% of our revenue under Longer-Term Contracts.

Balance Sheet and Liquidity

As of March 31, 2021, we had approximately $93.9 million in cash and investments.

We have issued and outstanding approximately $201 million of senior unsecured convertible notes, which are convertible into the Company’s common stock contingent upon certain conditions contained within the note agreement being met.  The convertible notes bear interest at .0125%, which payments are due semi-annually (June and December).  The Convertible Notes mature December 2025.

Common Stock Repurchase Plan

In the first quarter we had no repurchases of common stock. On May 1, 2020, the Company approved a two year $25 million common stock repurchase program. As of March 31, 2021, the Company had not made any repurchases under the program.

Q2 and 2021 Guidance

For Q2 2021, we expect Adjusted Revenue to be between $61 million and $63 million. Under GAAP, we are not allowed to recognize approximately $3.5 million in the quarter related to the acquisition of deferred revenue.  We expect Q2 2021 Adjusted EBITDA to be between $21 million and $22 million. be ween $21 million and $22 million.be between $21 million and $22 million.be between $21 million and $22 million.be between $21 million and $22 million.be between $21 million and $22 million.1 For the full year 2021, we are raising our annual forecast. We expect Adjusted Revenue to be between $245 million and $250 million. Under GAAP, we are not allowed to recognize approximately $11.5 million in 2021 related to the acquisition of deferred revenue. We expect 2021 Adjusted EBITDA to be between $80 million and $85 million.

Summary

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We are encouraged by the momentum we are enjoying and the tailwinds that are accelerating our growth, which is reflected in our revised annual guidance. We look forward to a return to more normal times.

Sincerely,

Michael Cotoia	Greg Strakosch
Chief Executive Officer	Executive Chairman

(C) 2021 TechTarget, Inc. All rights reserved. TechTarget, the TechTarget logo, and BrightTALK are registered trademarks, and IT Deal Alert, Priority Engine and Deal Data are trademarks of TechTarget. All other trademarks are the property of their respective owners.

Conference Call and Webcast

TechTarget will discuss these financial results in a conference call at 5:00 p.m. (Eastern Time) today May 5, 2021. Supplemental financial information and this Letter to Shareholders will be posted to the Investor Relations section of our website.

NOTE: Our Letter to Shareholders will not be read on the conference call. The conference call will include only brief remarks followed by questions and answers.

The public is invited to listen to a live webcast of TechTarget’s conference call, which can be accessed on the Investor Relations section of our website at http://investor.techtarget.com. The conference call can also be heard via telephone by dialing 1-888-339-0724 (US callers), 1-412-902-4191 (International callers), or 1-855-669-9657 (Canadian callers).

For those investors unable to participate in the live conference call, a replay of the conference call will be available via telephone beginning May 5, 2021 one (1) hour after the conference call through June 6, 2021 at 9:00 a.m. (Eastern Time). To listen to the replay, US callers should dial 1-877-344-7529 and use the conference number 10150901. International callers should dial 1-412-317-0088 and use the conference number 10153565. Canadian callers should dial 1-855-669-9658 and also use the conference number 10153565. The webcast replay will also be available on http://investor.techtarget.com during the same period.

Non-GAAP Financial Measures

This letter and the accompanying tables include a discussion of Adjusted Revenue, Adjusted EBITDA, Adjusted Net Income Adjusted Net Income Per Share and Free Cash Flow, all of which are non-GAAP financial measures which are provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

“Adjusted Revenue”  means revenue recorded in accordance with GAAP plus the impact of fair value adjustments to acquired unearned revenue in accordance with ASC 805, Business Combinations.

“Adjusted Gross Profit” means gross profit adding back the effects of stock compensation, depreciation and amortization, and the impact of fair value adjustments to acquired unearned revenue.

“Adjusted Gross Margin” means Adjusted Gross Profit divided by Adjusted Revenue.

“Adjusted EBITDA” means earnings before net interest, other income and expense, income taxes, depreciation and amortization, as further adjusted to include the impact of the fair value adjustments to acquired unearned revenue and to exclude stock-based compensation and other one-time charges, such as costs related to acquisitions, if any.

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“Adjusted EBITDA Margin” means Adjusted EBITDA divided by Adjusted Revenue.

“Free Cash Flow” means the change in operating cash less purchases of equipment and other capitalized assets.

“Adjusted Net Income” means net income adjusted for amortization, stock-based compensation, foreign exchange, interest on the term loan, impact of the fair value adjustment to acquired unearned revenue and one-time charges, if any, as further adjusted for the related income tax impact of the adjustments.

“Adjusted Net Income Per Share” means Adjusted Net Income divided by adjusted weighted average diluted shares outstanding. We adjust the average diluted shares outstanding to include shares to include the if converted basis if our convertible note.

“Longer-Term Contracts” means contracts in excess of 270 days.

These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. In addition, our definitions of Adjusted EBITDA, Free Cash Flow, Adjusted Net Income and Adjusted Net Income Per Share may not be comparable to the definitions as reported by other companies. We believe that Adjusted EBITDA, Free Cash Flow, Adjusted Net Income and Adjusted Net Income Per Share  provide relevant and useful information to enable us and investors to compare our operating performance using an additional measurement. We use these measures in our internal management reporting and planning process as primary measures to evaluate the operating performance of our business, as well as potential acquisitions.

The components of Adjusted EBITDA include the key revenue and expense items for which our operating managers are responsible and upon which we evaluate their performance. In the case of senior management, Adjusted EBITDA is used as one of the principal financial metrics in their annual incentive compensation program. Adjusted EBITDA is also used for planning purposes and in presentations to our Board of Directors. Adjusted Net Income is useful to us and investors because it presents an additional measurement of our financial performance, taking into account depreciation, which we believe is an ongoing cost of doing business, but excluding the impact of certain non-cash expenses and items not directly tied to the core operations of our business, such as costs related to acquisitions and interest on our debt instruments. Free Cash Flow represents net cash provided by operating activities excluding purchases of property and equipment and other capitalized assets. Free Cash Flow provides useful information to management and investors about the amount of cash generated by the business after the purchases of property and equipment and other capitalized assets, which can then be used to, among other things, invest in the business and make strategic acquisitions. Management presents this non-GAAP financial measure to enable investors and analysts to evaluate our revenue generation performance relative to the direct costs of our operations.  A limitation of the utility of Free Cash Flow as a measure of financial performance is that it does not represent the total increase or decrease in our cash balance for the period. Furthermore, we intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables, except that full reconciliations of forward-looking non-GAAP measures are not provided because the Company is unable to provide such reconciliations without unreasonable effort due to the uncertainty and inherent difficulty of predicting the occurrence and financial impact of certain items, including but not limited to, stock-based compensation and other one-time charges such as acquisitions.

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Forward-Looking Statements

This shareholder letter contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or referenced in this shareholder letter that address activities, events or developments which we expect will or may occur in the future are forward-looking statements, including statements regarding our intent, beliefs or current expectations and those of our management team. In some cases, you can identify forward-looking statements because they contain words such as "may," "will," "should," "expects," "plans," "anticipates,” “going to,” "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential," or "continue," or the negative of these words or other similar terms or expressions that concern our expectations, strategy, priorities, plans, or intentions. Such statements may include those regarding our future financial results and other projections or measures of our future operating performance, including the drivers of such growth, profitability, and performance (including, in each case, any potential impact of product and service development efforts, GDPR, potential changes to customer relationships, and other operational decisions); expectations concerning market opportunities and our ability to capitalize on them; the amount and timing of the benefits expected from acquisitions, new strategies, products or services and other potential sources of additional revenue; and the behavior of our members, partners, and customers. These statements speak only as of the date of this shareholder letter and are based on our current plans and expectations. Such forward-looking statements are not guarantees of future performance and involve risks and uncertainties that could cause actual future events or results to be different than those described in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, those relating to: market acceptance of our products and services, including continued increased sales of our IT Deal Alert offerings and continued increased international growth; relationships with customers, strategic partners and employees; the duration and extent of the COVID-19 pandemic; difficulties in integrating acquired businesses; changes in economic or regulatory conditions or other trends affecting the internet, internet advertising and information technology industries; data privacy laws, rules, and regulations; and other matters included in our SEC filings, including in our Annual Report on Form 10-K for the year ended December 31, 2020 and our Quarterly Report on Form 10-Q for quarter ended March, 31, 2021. Actual results may differ materially from those contemplated by the forward-looking statements. We undertake no obligation to update our forward-looking statements to reflect future events or circumstances.

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TechTarget, Inc.

Consolidated Balance Sheet

(in 000’s, except per share data)

	March 31, 2021	December 31, 2020
Assets	(Unaudited)	(Unaudited)
Current assets:
Cash	$93,841	$82,616
Short-term investments	84	84
Accounts receivable, net of allowance for doubtful accounts of $1,532 and $1,754 respectively	37,589	40,183
Prepaid taxes	—	796
Prepaid expenses and other current assets	4,520	4,084
Total current assets	136,034	127,763
Property and equipment, net	15,191	13,661
Goodwill	179,417	179,118
Intangible assets, net	107,257	108,872
Operating lease assets with right-of-use	25,174	26,031
Deferred tax assets	392	216
Other assets	907	907
Total assets	$464,372	$456,568
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,583	$4,303
Current operating lease liability	3,557	3,611
Accrued expenses and other current liabilities	12,246	16,539
Accrued compensation expenses	2,667	5,789
Income taxes payable	610	487
Contract liabilities	25,061	15,689
Total current liabilities	46,724	46,418
Non-current lease liability	25,992	26,943
Convertible debt	194,976	153,882
Other liabilities	1,221	2,971
Deferred tax liabilities	13,321	23,848
Total liabilities	282,234	254,062
Leases and contingencies (see Note 9)
Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value; 100,000,000 shares authorized; 55,658,260 and 55,633,155 shares issued, respectively; 28,147,418 and 28,122,603 shares outstanding, respectively	56	56
Treasury stock, at cost; 27,510,842 and 27,510,552 shares, respectively	(199,796)	(199,796)
Additional paid-in capital	339,610	363,055
Accumulated other comprehensive income	2,645	1,611
Retained earnings	39,623	37,580
Total stockholders’ equity	182,138	202,506
Total liabilities and stockholders’ equity	$464,372	$456,568

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TechTarget, Inc.

Consolidated Statements of Income and Comprehensive Income

(in 000’s, except per share data)

	For the Three Months Ended
	March 31,
	2021	2020
	(Unaudited)	(Unaudited)
Revenue	$52,969	$31,416
Cost of revenue(1)	15,168	8,151
Amortization of acquired technology	765	—
Gross profit	37,036	23,265
Operating expenses:
Selling and marketing(1)	21,606	12,949
Product development(1)	2,923	2,032
General and administrative(1)	6,435	3,355
Depreciation, excluding depreciation of $381 and $171, respectively, included in cost of revenue	1,221	1,186
Amortization	1,630	159
Total operating expenses	33,815	19,681
Operating income	3,221	3,584
Interest and other income (expense), net	(696)	(469)
Income before provision for income taxes	2,525	3,115
Provision for income taxes	715	908
Net income	$1,810	$2,207
Other comprehensive income (loss), net of tax:
Unrealized income (loss) on investments (net of tax provision of $0 and $37, respectively)	$—	$(132)
Foreign currency translation gain (loss)	1,034	(53)
Other comprehensive income (loss)	1,034	(185)
Comprehensive income	$2,844	$2,022
Net income per common share:
Basic	$0.06	$0.08
Diluted	$0.06	$0.08
Weighted average common shares outstanding:
Basic	28,141	28,004
Diluted	29,242	28,440

(1)    Amounts include stock-based compensation expense as follows:

Cost of revenue	$512	$68
Selling and marketing	3,523	2,188
Product development	655	196
General and administrative	1,911	976

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TechTarget, Inc.

Consolidated Statements of Cash Flows

(in 000’s, except per share data)

	For the Three Months Ended
	March 31,
	2021	2020
	(Unaudited)
Operating activities:
Net income	$1,810	$2,207
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,602	1,357
Amortization	2,395	159
Provision for bad debt	(156)	139
Stock-based compensation	6,583	3,428
Amortization of debt issuance costs	327	2
Deferred tax provision	(294)	274
Changes in operating assets and liabilities:
Accounts receivable	2,749	3,409
Prepaid expenses and other current assets	(833)	(752)
Other assets	395	14
Accounts payable	(1,686)	(341)
Income taxes payable	891	578
Accrued expenses and other current liabilities	(4,703)	41
Operating lease right-of-use assets and liabilities, net	(139)	(82)
Accrued compensation expenses	(867)	(949)
Contract liabilities	9,372	213
Other liabilities	(1,756)	—
Net cash provided by operating activities	15,690	9,697
Investing activities:
Purchases of property and equipment, and other capitalized assets, net	(3,131)	(1,636)
Purchases of investments and maturities of investments	—	(42)
Acquisitions of businesses, net	—	(5,015)
Net cash used in investing activities	(3,131)	(6,693)
Financing activities:
Tax withholdings related to net share settlements	(370)	(68)
Purchase of treasury shares and related costs	—	(14,824)
Payment of earnout liabilities	(1,032)	—
Term loan principal payment	—	(313)
Net cash used in financing activities	(1,402)	(15,205)
Effect of exchange rate changes on cash	68	(7)
Net increase (decrease) in cash	11,225	(12,208)
Cash at beginning of period	82,616	52,487
Cash at end of period	$93,841	$40,279
Supplemental disclosure of cash flow information:
Cash paid for taxes, net	$90	$70

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TechTarget, Inc.

Reconciliation of Revenues to Adjusted Revenues

(in 000’s)

	Three Months Ended
	March 31,
	2021	2020
	(Unaudited)
Revenues	$52,969	$31,416
Impact of fair value adjustment on acquired unearned revenue	5,025	—
Adjusted Revenue	$57,994	$31,416

TechTarget, Inc.

Reconciliation of Gross Profit to Adjusted Gross Profit

(in 000’s)

	For the Three Months Ended
	March 31,
	2021	2020
	(Unaudited)
Gross Profit	$37,036	$23,265
Stock compensation	512	68
Depreciation and amortization	1,146	171
Impact of fair value adjustment of acquired unearned revenue	5,025	—
Adjusted Gross Profit	$43,719	$23,504
Adjusted Gross Margin	75%	75%

TechTarget, Inc.

Reconciliation of Cash Provided by Operations to Free Cash Flow

(in 000’s)

	Three Months Ended
	March 31,
	2021	2020
	(Unaudited)
Net cash provided by operating activities	$15,690	$9,697
Purchases of property and equipment, and other capitalized assets, net	(3,131)	(1,636)
Free Cash Flow	$12,559	$8,061

TechTarget, Inc.

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Reconciliation of Net Income to Adjusted EBITDA

(in 000’s)

	Three Months Ended March 31,
	2021	2020
	(Unaudited)
Net income	$1,810	$2,207
Interest expense, net	394	162
Provision for income taxes	715	908
Depreciation and amortization	3,997	1,516
EBITDA	6,916	4,793
Stock-based compensation expense	6,601	3,428
Other expense, net, including acquisition costs of $198 and $0, respectively	500	306
Impact of fair value adjustment on acquired unearned revenue	5,025	—
Adjusted EBITDA	$19,042	$8,527

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TECHTARGET, INC.

Reconciliation of Net Income to Adjusted Net Income and

Net Income per Diluted Share to Adjusted Net Income per Diluted Share

(in 000’s, except per share data)

	Three Months Ended March 31,
	2021	2020
	(Unaudited)
Net income	$1,810	$2,207
Provision for income taxes	715	908
Net income before taxes	2,525	3,115
Amortization of intangible assets	2,395	159
Stock-based compensation expense	6,601	3,428
Foreign exchange loss and interest expense	707	511
Transaction related expenses	198	—
Impact of fair value adjustment on acquired unearned revenue	5,025	—
Adjusted income tax provision (1)	(3,351)	(1,831)
Adjusted Net Income	$14,100	$5,382

Net income per diluted share	$0.06	$0.08
Weighted average diluted shares outstanding	29,242	28,440

Adjusted Net Income Per Diluted Share	$0.44	$0.19
Adjusted weighted average diluted shares outstanding (2)	32,100	28,440

(1)	Adjusted income tax provision was calculated using an adjusted effective tax rate, excluding discrete items, for each respective period.
(2)

Adjusted weighted average diluted shares outstanding for the three months ended, March 31, 2021 includes 4.0 million shares related to unvested stock awards calculated using the treasury method and the dilutive impact on the if converted basis of our convertible bond. Adjusted weighted average diluted shares outstanding for the three months ended March 31, 2020, includes 0.5 million related to unvested stock awards calculated using the treasury method.

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TECHTARGET, INC.

Financial Guidance for the Three Months Ended June 30, 2021

(in 000’s)

(Unaudited)

	Three Months Ended June 30, 2021
	Range
Adjusted Revenues	$61,000	$63,000
Expected impact of fair value adjustment of unearned revenue	3,000	3,500
Revenues	$58,000	$59,500

Adjusted EBITDA	21,000	22,000
Depreciation, amortization and stock-based compensation	10,000	10,000
Expected impact of fair value adjustment of unearned revenue	3,000	3,500
Interest and other expense, net	400	400
Provision for income taxes	3,100	3,500
Net income	$4,500	$4,600

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